Computational Materials

$840,255,000 (Approximately)

Publicly Offered Certificates

Sequoia Mortgage Trust Series 2003-5

Mortgage Pass-Through Certificates
Adjustable Rate Residential Mortgage Loans

RWT Holdings, Inc.
Seller

Sequoia Residential Funding, Inc.
Depositor

Wells Fargo Bank Minnesota, N.A.
Master Servicer

August 14, 2003